United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 21, 2014

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02    Results of Operations and Financial Condition

On January 21, 2014, Communications Systems, Inc. (the “Company”) issued a press release entitled “Communications Systems, Inc. Reports on First Phase of Restructuring Plan.” The press release included information about the financial condition of the Company at December 31, 2013, specifically that the Company's cash, cash equivalents and investments had increased to approximately $31 million at December 31, 2013 compared to $19 million at September 30, 2013.

A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statement and Exhibits.

Exhibit 99.1	Communications Systems, Inc. Press Release dated January 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Edwin C. Freeman
Edwin C. Freeman Chief Financial Officer

Date:  January 22, 2014